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Exhibit (a)(1)(v)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

ViroPharma Incorporated

at

$50.00 Net Per Share

by

Venus Newco, Inc.
a wholly owned subsidiary of

Shire Pharmaceutical Holdings Ireland Limited

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 6:00 P.M., NEW YORK CITY
TIME, ON THURSDAY, DECEMBER 26, 2013, UNLESS THE OFFER IS EXTENDED.

November 25, 2013

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase dated November 25, 2013 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer") in connection with the offer by Venus Newco, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland ("SPHIL") to purchase all outstanding shares (the "Shares") of common stock, par value $0.002 per share, of ViroPharma Incorporated, a Delaware corporation ("ViroPharma"), for $50.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is a letter to stockholders of ViroPharma from Vincent J. Milano, the President and Chief Executive Officer of ViroPharma, accompanied by ViroPharma's Solicitation/Recommendation Statement on Schedule 14D-9.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us or our nominees for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

  1.
  The Offer price is $50.00 per Share, net to the seller in cash, without interest and less any required withholding taxes.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made pursuant to the Agreement and Plan of Merger dated as of November 11, 2013 (the "Merger Agreement") among ViroPharma, SPHIL, Purchaser and, solely for the limited purposes set forth therein, Shire plc. The Merger Agreement provides, among other things, that as soon as practicable after consummation of the Offer, and the satisfaction or waiver of the other conditions set forth therein, Purchaser will merge with and into ViroPharma (the "Merger"), with ViroPharma continuing as the surviving corporation and a wholly owned subsidiary of SPHIL. At the effective time of the Merger, each outstanding Share other than any Shares in respect of which appraisal rights are validly exercised under the Delaware General Corporation Law (the "DGCL") and any Shares held by ViroPharma or its subsidiaries, SPHIL or Purchaser will be converted into the right to receive the price per Share paid in the Offer, net to the seller in cash, without interest and less any required withholding taxes. The Merger Agreement is more fully described in Section 13 of the Offer to Purchase.

  4.
  The Board of Directors of ViroPharma has unanimously (a) adopted and declared the advisability of the Merger Agreement, the Offer, the Merger and the transactions contemplated by the Merger Agreement, (b) declared that it is in the best interests of ViroPharma and its stockholders (other than SPHIL and its subsidiaries) that ViroPharma enter into the Merger Agreement and consummate the Merger and that the stockholders of ViroPharma tender their Shares pursuant to the Offer, in each case on the terms and subject to the conditions set forth therein, (c) declared that the terms of the Offer and the Merger are fair to ViroPharma and ViroPharma's stockholders (other than SPHIL and its subsidiaries) and (d) recommended that ViroPharma's stockholders accept the Offer and tender their Shares in the Offer. ViroPharma has been advised that all of its directors and executive officers intend to tender all of their Shares pursuant to the Offer.

  5.
  The Offer and withdrawal rights expire at 6:00 p.m., New York City time, on Thursday, December 26, 2013, unless the Offer is extended (as extended, the "Expiration Time").

  6.
  The Offer is conditioned upon, among other things, (i) there being validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration of the Offer a number of Shares (excluding shares tendered pursuant to notices of guaranteed delivery for which Shares have not been delivered) which, together with the Shares already owned by SPHIL and its subsidiaries (including Purchaser), represent at least a majority of the total number of Shares outstanding as of the expiration of the Offer, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, and (iii) the termination of review or approval of the transaction by the United Kingdom Office of Fair Trading. The Offer is not conditioned upon SPHIL or Purchaser obtaining financing or the funding thereof. The Offer is also subject to other conditions described in Section 15 of the Offer to Purchase.

  7.
  Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, federal income tax backup withholding at a current rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

        If you wish to have us or our nominees tender any or all of your Shares, please complete, sign, detach and return the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your prompt action is requested. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of

ViroPharma Incorporated

at

$50.00 Net Per Share

by

Venus Newco, Inc.
a wholly owned subsidiary of

Shire Pharmaceutical Holdings Ireland Limited

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 25, 2013 and the related Letter of Transmittal (collectively, as may be amended or supplemented from time to time, the "Offer"), in connection with the offer by Venus Newco, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland ("SPHIL") to purchase all outstanding shares (the "Shares") of common stock, par value $0.002 per share, of ViroPharma Incorporated, a Delaware corporation ("ViroPharma"), for $50.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you or your nominees for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer furnished to the undersigned. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

        The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the expiration of the Offer.

Number of Shares to be Tendered:		SIGN HERE
	Shares*	Signature(s)
Dated		Name(s) (Please Print)
Address(es)
(Zip Code)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all Shares held for the undersigned's account are to be tendered.

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  Exhibit (a)(1)(v)